UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

SPIRIT REALTY CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-36004	20-1676382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 North Harwood Street
Suite 300
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 476-1900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 par value per share	SRC	New York Stock Exchange
6.000% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	SRC-A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated October 29, 2023 (the “Merger Agreement”), by and among Realty Income Corporation (“Realty Income”), Saints MD Subsidiary, Inc., a Maryland corporation (“Merger Sub”) and Spirit Realty Capital, Inc., a Maryland corporation (“Spirit”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, Spirit has merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Merger” and the effective time of the Merger, the “Effective Time”). Capitalized terms not otherwise defined in this Current Report on Form 8-K have the meaning ascribed to them in the Merger Agreement.

Item 1.01.	Entry into a Material Definitive Agreement

On January 23, 2024, Spirit Realty, L.P., a wholly owned subsidiary of Realty Income following the Merger (“Spirit OP”), and Realty Income completed the previously announced debt exchange offers (the “Exchange Offers”), pursuant to which Realty Income exchanged all validly tendered and accepted 4.450% Notes due 2026 (the “Spirit 2026 Notes”), 3.200% Notes due 2027 (the “Spirit 2027 Notes”), 2.100% Notes due 2028 (the “Spirit 2028 Notes”), 4.000% Notes due 2029 (the “Spirit 2029 Notes”), 3.400% Notes due 2030 (the “Spirit 2030 Notes”), 3.200% Notes due 2031 (the “Spirit 2031 Notes”) and 2.700% Notes due 2032 (the “Spirit 2032 Notes” and together with the Spirit 2026 Notes, Spirit 2027 Notes, Spirit 2028 Notes, Spirit 2029 Notes, Spirit 2030 Notes and Spirit 2031 Notes, the “Spirit Notes”), issued by Spirit OP for new Notes issued by Realty Income (as described below). Pursuant to the Exchange Offers, the aggregate principal amounts of the Spirit Notes set forth below were tendered and subsequently cancelled:

i.	U.S. $291,706,000 aggregate principal amount of Spirit 2026 Notes;

ii.	U.S. $292,694,000 aggregate principal amount of Spirit 2027 Notes;

iii.	U.S. $443,774,000 aggregate principal amount of Spirit 2028 Notes;

iv.	U.S. $391,727,000 aggregate principal amount of Spirit 2029 Notes;

v.	U.S. $484,540,000 aggregate principal amount of Spirit 2030 Notes;

vi.	U.S. $445,040,000 aggregate principal amount of Spirit 2031 Notes; and

vii.	U.S. $347,579,000 aggregate principal amount of Spirit 2032 Notes.

Following such cancellation, $52,940,000 aggregate principal amount of Spirit Notes remain outstanding across the seven series of Spirit Notes (the “Remaining Spirit Notes”).

Concurrently with settlement of the Exchange Offers, Spirit OP entered into the eighth supplemental indenture, dated as of January 23, 2024 (the “Spirit Eighth Supplemental Indenture”), by and among Spirit OP, Merger Sub, as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, to the indenture, dated as of August 18, 2016 (the “Spirit Base Indenture”), by and between Spirit OP and U.S. Bank National Association, as trustee, as supplemented by (i) the first supplemental indenture, dated as of August 18, 2016, relating to the Spirit 2026 Notes, (ii) the second supplemental indenture, dated as of June 27, 2019, relating to the Spirit 2029 Notes, (iii) the third supplemental indenture, dated as of September 16, 2019, relating to the Spirit 2027 Notes, (iv) the fourth supplemental indenture, dated as of September 16, 2019, relating to the Spirit 2030 Notes, (v) the fifth supplemental indenture, dated as of August 6, 2020, relating to the Spirit 2031 Notes, (vi) the sixth supplemental indenture, dated as of March 3, 2021, relating to the Spirit 2028 Notes and (vii) the seventh supplemental indenture, dated as of March 3, 2021, relating to the Spirit 2032 Notes, in the case each of (i) - (vii), by and among Spirit OP, Spirit, as guarantor, and U.S. Bank National Association, as trustee (collectively, the “Spirit Existing Supplemental Indentures” and, together with the Spirit Base Indenture, the “Spirit Existing Indenture”), which governs the Remaining Spirit Notes. Pursuant to the Spirit Eighth Supplemental Indenture, (i) the Spirit Existing Indenture was amended to, among other things, eliminate substantially all of the restrictive covenants in the Spirit Existing Indenture and (ii) Merger Sub expressly assumed payment of the principal of interest on each series of the Spirit Notes and the due and punctual performance and observance of all of the covenants and conditions remaining in the Spirit Existing Indenture, in each case, with respect to each series of Spirit Notes that remained outstanding following the Exchange Offers.

The foregoing description of the Spirit Existing Indenture and the Spirit Eighth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Spirit Eighth Supplemental Indenture, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

On January 22, 2023, Realty Income entered into (i) an Amended and Restated Term Loan Agreement (the “$800 Million Term Loan Agreement”), among Realty Income, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein and (ii) an Amended and Restated Term Loan Agreement (the “$500 Million Term Loan Agreement” and, together with the $800 Million Term Loan Agreement, the “Term Loan Agreements”), among Realty Income, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein. The Term Loan Agreements became effective on January 23, 2023 concurrently with the consummation of the Merger.

Pursuant to the $800 Million Term Loan Agreement, Realty Income assumed Spirit OP’s existing $300 million Dollar denominated term loan due August 22, 2025 (the “Tranche A Term Loan”) and Spirit OPs, existing $500 million Dollar denominated term loan due August 20, 2027 (the “Tranche B Term Loan”), and, upon the effectiveness of the $800 Million Term Loan Agreement, Spirit OP and Spirit were released from all of their obligations under the Spirit $800 Million Term Loan Agreement and the Tranche A Term Loan and Tranche B Term Loan.

Pursuant to the $500 Million Term Loan Agreement, Realty Income assumed Spirit OP’s existing $500 million Dollar denominated term loan due June 16, 2025 (the “Tranche C Term Loan” and, together with the Tranche A Term Loan and the Tranche B Term Loan, the “Assumed Term Loans”), and upon the effectiveness of the $500 Million Term Loan Agreement, Spirit OP and Spirit were released from all of their obligations under the Spirit $500 Million Term Loan Agreement and the Tranche C Term Loan.

The foregoing description of the Term Loan Agreements is not, and does not purport to be, complete and is qualified in its entirety by reference to a copy of the Term Loan Agreements filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 23, 2024, the Merger was consummated. Pursuant to the Merger Agreement, at the Effective Time, each outstanding share of Spirit common stock, par value $0.05 per share (the “Spirit Common Stock”) (other than the Excluded Common Shares (as defined in the Merger Agreement)) automatically converted into 0.762 of a newly issued share of common stock (the “Exchange Ratio”), par value $0.01 per share, of Realty Income (the “Realty Income Common Stock”), subject to adjustment as set forth in the Merger Agreement, and cash in lieu of fractional shares, and (ii) each outstanding share of Spirit’s 6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Spirit Series A Preferred Stock”), converted into the right to receive one share of newly issued Realty Income 6.000% Series A Cumulative Redeemable Preferred Stock (“Realty Income Series A Preferred Stock”), having substantially the same terms as the Spirit Series A Preferred Stock. Cash will be paid in lieu of fractional shares of Realty Income Common Stock.

In addition, pursuant to the terms and subject to the conditions of the Merger Agreement, as of the Effective Time, each outstanding Spirit equity-based award was treated as follows: (I) each Spirit restricted stock award that was outstanding as of immediately prior to the Effective Time was canceled and automatically converted into the right to receive (i) a number of newly issued shares of Realty Income Common Stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (A) the number of shares of Spirit Common Stock subject to such award as of immediately prior to the Effective Time by (B) the Exchange Ratio, and (ii) cash consideration in respect of the fractional share of Realty Income Common Stock to which the holder would otherwise have been entitled; and (II) each Spirit performance share award that was outstanding as of immediately prior to the Effective Time (whether or not then vested) was canceled and automatically converted into the right to receive (i) a number of newly issued shares of Realty Income Common Stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying (A) the number of shares of Spirit Common Stock subject to such award determined based on, to the extent the Effective Time was prior to the end of the applicable performance period, the greater of target level of achievement of the applicable performance goals and actual level of achievement of the applicable performance goals as of immediately prior to the Effective Time, and otherwise actual level of achievement of the applicable performance goals as of the end of the applicable performance period, in each case, as determined in accordance with the terms of the applicable award agreement, in good faith by the Board of Directors of Spirit by (B) the Exchange Ratio, (ii) cash consideration in respect of the fractional share of Realty Income Common Stock to which the holder would otherwise have been entitled, and (iii) the amount of any accrued and unpaid cash dividend equivalents corresponding to each such award.

As a result of the Merger, Realty Income issued approximately 108 million shares of Realty Income Common Stock to holders of Spirit Common Stock and Spirit’s outstanding equity awards. In addition, the former holders of Spirit Series A Preferred Stock received one new share of Realty Income Series A Preferred Stock in exchange for each share of Spirit Series A Preferred Stock that they owned prior to the Effective Time, resulting in 6.9 million shares of Realty Income Series A Preferred Stock issued as a result of the Merger.

The description of the Merger Agreement contained in this Item 2.01 (including the description in the immediately preceding paragraph) does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement (including the amendment thereto), which was filed as Exhibit 2.1 to Realty Income’s Current Report on Form 8-K, filed on October 30, 2023, the terms of which are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On January 23, 2024, in connection with the completion of the Mergers, Spirit notified the New York Stock Exchange (the “NYSE”) that each share of Spirit Common Stock issued and outstanding immediately prior to the Effective Time has been cancelled and converted into the right to receive 0.762 shares of Realty Income Common Stock (the “Common Stock Consideration”) and each share of Spirit Series A Preferred Stock issued and outstanding immediately prior to the Effective Time has been cancelled and converted into the right to receive one share of newly issued Realty Income Series A Preferred Stock, having substantially the same terms as the Spirit Series A Preferred Stock. As a result, all shares of Spirit Common Stock and Spirit Series A Preferred Stock were halted from trading on the NYSE on January 23, 2023 before the market opened. On January 23, 2024, the NYSE filed a notification of removal from listing on Form 25 with the SEC with respect to the Spirit Common Stock and the Spirit Series A Preferred Stock in order to effect the delisting of such shares from the NYSE. Such delisting will result in the termination of the registration of Spirit Common Stock and Spirit Series A Preferred Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Spirit intends to file a certificate on Form 15 requesting the deregistration of Spirit Common Stock and Spirit Series A Preferred Stock under Section 12(g) of the Exchange Act, which will suspend Spirit’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to the Spirit Common Stock and Spirit Series A Preferred Stock.

Item 3.03.	Material Modifications to Rights of Security Holders

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, the holders of Spirit Common Stock and Spirit Series A Preferred Stock immediately before the Merger ceased to have any rights as stockholders of Spirit (other than their right to receive the Merger Consideration) and will instead have the rights of common stockholders or holders of Realty Income Series A Preferred Stock, respectively, of Realty Income.

Item 5.01.	Changes in Control of Registrant.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, as contemplated under the Merger Agreement, Merger Sub merged with and into Spirit, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Realty Income.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger and pursuant to the Merger Agreement, Spirit ceased to exist and Merger Sub continued as the surviving corporation. All members of the board of directors of Spirit ceased to be directors of Spirit at the Effective Time of the Merger by operation of the Merger, and each Spirit officer ceased to hold their respective positions at Spirit and its subsidiaries following the Merger, and were replaced by the directors and officers of Merger Sub.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the articles of incorporation and bylaws of Spirit ceased to be in effect and the articles of incorporation and bylaws of Merger Sub became the articles of incorporation and bylaws of the surviving corporation, in accordance with the terms of the Merger Agreement. Copies of the articles of incorporation and bylaws of the surviving corporation are furnished as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

2.1	Agreement and Plan of Merger, dated as of October 29, 2023, by and among Realty Income Corporation, Saints MD Subsidiary, Inc. and Spirit Realty Capital, Inc. (incorporated by reference herein to Exhibit 2.1 to Spirit’s Current Report on Form 8-K previously filed on October 30, 2023).

3.1	Articles of Incorporation of Saints MD Subsidiary, Inc.

3.2	Bylaws of Saints MD Subsidiary, Inc.

4.1	Eighth Supplemental Indenture, dated as of January 23, 2024, by and among Spirit Realty, L.P., Saints MD Subsidiary, Inc. (f/k/a Spirit Realty Capital, Inc.), as guarantor, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee.

10.1	Amendment and Restatement to Term Loan Agreement, dated January 22, 2024, by and among Realty Income Corporation, as Borrower, the lender parties thereto, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

10.2	Amendment and Restatement to Term Loan Agreement, dated January 22, 2024, by and among Realty Income Corporation, as Borrower, the lender parties thereto, as lenders, and Wells Fargo Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saints MD Subsidiary, Inc., as successor in interest to Spirit Realty Capital, Inc.

Dated January 24, 2024	By:	/s/ Michelle Bushore
		Name:	Michelle Bushore
		Title:	Executive Vice President, General Counsel, Chief Legal Officer and Secretary